WELLS ALUMINUM CORPORATION

                      ARTICLES OF AMENDMENT AND RESTATEMENT


     Wells Aluminum Corporation, a Maryland corporation ("the Corporation"), certifies as follows.

     FIRST: The Corporation desires to amend and restate its charter as currently in effect.

     SECOND: The following are the provisions of the charter of the corporation in effect as amended.

          FIRST: The name of the corporation (herein called the "Corporation") is WELLS ALUMINUM CORPORATION.

          SECOND: The purposes for which the Corporation is formed and the business or objects to be carried on and promoted by it are as follows: to manufacture, own, sell, import, export and deal in and with aluminum and other metals of all kinds and all combinations or compounds thereof and all materials, supplies and articles which may be produced or manufactured therefrom and to conduct, perform or participate in every kind of commercial or manufacturing enterprise in any part of the world for such purpose or any other lawful object or purpose, to acquire or dispose of real property, inventory, materials, good will and other properties in any part of the world in any manner and to the extent authorized or permitted by law; to borrow or otherwise raise money and issue shares of stock and to guaranty payments of others; and to engage in any other lawful business. The Corporation shall have the general and other powers not inconsistent with law that are appropriate to promote and attain its purposes.

          THIRD: The address of the principal office of the Corporation in the State of Maryland is c/o United States Corporation Company, 11 East Chase Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is United States Corporation Company, 11 East Chase Street, Baltimore, Maryland 21202.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,100,000 shares, all of which shares shall be Class A Common Stock, par value $.01 per share (herein called "Common Stock") , with an aggregate par value of $11, 000.

          The following is a statement of certain rights, qualifications, limitations and restrictions in respect of Common Stock of the Corporation.

          1. Voting Rights.

               A. General. The holders of the shares of Common Stock shall be entitled to vote on the election or removal of the directors of the Corporation and on all other matters to be voted on by the stockholders of the Corporation.

               B. One Vote Per Share. On all matters to be voted on by the holders of Common Stock, the holders of such class shall be entitled to one vote for each share thereof held of record.

          2. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the assets of the corporation available for distribution to the holders of Common Stock shall be distributed equally, share for share, to the holders of outstanding Common Stock.

          3. Dividends. Each outstanding share of Common Stock shall be entitled to participate equally, share for share, in any dividends which the Board of Directors of the Corporation may cause to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends.

          FIFTH: The number of directors now in office is ten and the names of the directors now in office are as follows:

             Russell W. Kupiec             Elena deCostas
             W. Russell Asher              Todd Goodwin
             Hector Alvarez                Edward R. Heiser
             Lynn F. Brown                 Leo A. McCafferty, Jr.
             Elizabeth Varley Camp         Lewis W. van Amerongen

     No director need be a stockholder of the Corporation. The number of directors may be changed as provided by the bylaws of the Corporation.

          SIXTH: No holder of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds, notes, debentures or other obligations convertible into stock; provided, however, that the Board of Directors may, in authorizing the issuance of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

          SEVENTH: The Board of Directors is hereby authorized and empowered to authorize the issuance, from time to time, of shares of stock of any and all classes, including securities convertible into or exchangeable for shares of stock, in each case for such consideration as the Board of Directors may deem advisable.

          EIGHTH: The Corporation reserves the right from time to time to amend, alter, change, add to or repeal any provisions contained in the charter in the manner now or hereafter prescribed or permitted by statute, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, and all rights conferred on stockholders and others herein are granted subject to this reservation.

          NINTH: The Corporation is to have perpetual existence.

          TENTH: To the fullest extent permitted by Maryland law, as applicable from time to time, no person who at any time was or is a director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article in respect of any act or omission that occurred prior to such amendment or repeal.

          ELEVENTH: The Corporation shall indemnify, to the fullest extent provided by the general laws of Maryland now or hereafter in force, all persons who at any time were or are directors or officers of the
     Corporation for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or an officer. The Corporation shall pay or reimburse all reasonable expenses incurred by a present or former director or officer of the Corporation in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with, the applicable requirements of Maryland law as applicable from time to time. The Corporation may indemnify any other persons permitted, but not required, to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate in each case in accordance with applicable law by the Board of Directors, the stockholders, or special legal counsel appointed by the Board of Directors. The Corporation shall not be required to purchase or maintain insurance on behalf of the any present or former directors or officers or other persons required or permitted to be indemnified. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article in respect of any act or omission that occurred prior to such amendment or repeal.

     THIRD: Prior to the amendment and restatement of the charter of the Corporation, the authorized stock of the Corporation was 1,100,000 shares, of which 975,000 shares, par value $.01 per share, were designated Class A Common Stock, and 125,000 shares, par value $.01 per share, were designated Class B Common Stock, for an-aggregate par value of all authorized ' stock of $11,000. At the time of the amendment and restatement, no shares of Class B Common Stock were outstanding. After giving effect to the amendment and restatement, the total number of shares of stock which the Corporation has authority to issue is 1,100,000, all of which are designated Class A Common Stock, par value $.01 per share, for an aggregate par value of $11,000.

     FOURTH: The amendment and restatement of the charter of the Corporation was advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF the Corporation has caused the Articles of Amendment and Restatement to be, signed in its name and on its behalf on this 16th day, December 1997, by its President, who acknowledges that the Articles of Amendment and Restatement are the act of the Corporation and that, to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained in these Articles of Amendment and Restatement are true in all material respects.


ATTEST:                                       WELLS ALUMINUM CORPORATION


/s/ David J. Raymonda                         By:/s/ Russell W. Kupiec
----------------------------------               -------------------------(SEAL)
Secretary                                        President